Exhibit 12.1
                                                                    ------------


STATEMENT RE COMPUTATION OF RATIOS

This schedule contains financial information extracted from the Registrant's Financial Statements as of September 30, 2002 and December 31, 2001 and is qualified in its entirety by reference to such Financial Statements:

                                                                       September 30,          December 31,
                                                                                2002                  2001
                                                                       -------------          ------------
Current Ratio:

The ratio of current assets divided by current liabilities -

Current assets  (numerator)                                              $ 1,059,895              $510,406
Current liabilities (denominator)                                            820,903               364,909

   Current ratio                                                                 1.3                   1.4

Working Capital:

Current Assets minus Current Liabilities

Current assets                                                           $ 1,059,895              $510,406
Current liabilities                                                          820,903               364,909

   Working Capital                                                           238,992               145,497